SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 9, 1998

                      HOSPITALITY WORLDWIDE SERVICES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         NEW YORK                      0-23054                11-3096379
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission           (IRS Employer
   of Incorporation)                 File Number)        Identification No.)

     450 PARK AVENUE, SUITE 2603, NEW YORK, NEW YORK    10022
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code (212) 223-0699


                                N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (a) Financial Statements of Bekins Distributions Services Co., Inc. ("Bekins").

                  Independent Auditors' Report.
                  Balance Sheets as of September 30, 1997 and 1996.
                  Statements of Operations for the years ended September
                           30, 1997 and 1996.
                  Consolidated Statement of Stockholders'  Deficit for the years ended September 30, 1997 and 1996.
                  Statements of Cash  Flows for the years  ended  September  30,
                           1997 and 1996.
                  Notes to Financial Statements.

         (b)      Pro Forma Financial Information.

                  Balance Sheet as of September 30, 1997 and January 9, 1998. Income Statement for the nine months ended September 30, 1997. Income Statement for the year ended December 31, 1996.

         (c)      Exhibits.

         *2.1 Agreement and Plan of Merger, dated as of January 1, 1998, by and among Hospitality Worldwide Services, Inc., a New York corporation, HWS Acquisition Corp., a Delaware corporation, Bekins and the Sellers named therein.

          27.1             Financial Data Schedule.

----------------------------
*  Previously filed.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HOSPITALITY WORLDWIDE SERVICES, INC.



Dated: March 24, 1998                By:  /S/ HOWARD G. ANDERS
                                          -------------------------------
                                          Name:  Howard G. Anders
                                          Title: Executive Vice President

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Bekins Distribution Services Co., Inc.:

We have audited the accompanying balance sheets of Bekins Distribution Services Co., Inc. (the "Company") as of September 30, 1997 and 1996, and the related statements of operations, stockholders' deficit and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bekins Distribution Services Co., Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





November 19, 1997

BEKINS DISTRIBUTION SERVICES CO., INC.
(An S Corporation)

BALANCE SHEETS
SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                                                        1997               1996
                                                                                         -----------        -----------
CURRENT ASSETS:
  Cash and cash equivalents                                                                $ 862,513          $ 222,498
  Trade receivables (net of allowance for doubtful accounts of
    $106,941 and $229,972 in 1997 and 1996, respectively)                                  3,343,157          3,694,307
  Prepaid expenses and other current assets                                                  134,022            125,698
                                                                                         -----------        -----------
          Total current assets                                                             4,339,692          4,042,503

PROPERTY AND EQUIPMENT - Net (Note 3)                                                      2,831,162            228,419

INTANGIBLE ASSETS - Net (Note 4)                                                             402,064            507,247

OTHER ASSETS                                                                                  21,510             63,691

DEFERRED FINANCING COSTS                                                                      87,604             55,038
                                                                                         -----------        -----------

TOTAL                                                                                    $ 7,682,032        $ 4,896,898
                                                                                         ===========        ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                       $ 1,836,106        $ 1,771,479
  Accrued liabilities                                                                        723,430            849,311
  Deferred revenue                                                                           101,788            101,989
  Current portion of long-term debt (Note 5)                                                 592,000            500,000
  Current portion of obligation under capital lease (Note 6)                                  72,982             27,597
                                                                                         -----------        -----------
           Total current liabilities                                                       3,326,306          3,250,376

LONG-TERM DEBT (Note 5)                                                                    4,187,000          2,975,000

SUBORDINATED NOTE (Notes 5, 7 and 8)                                                         695,389                  -

OBLIGATION UNDER CAPITAL LEASE (Note 6)                                                       53,930             22,838

STOCKHOLDERS' DEFICIT:
  Common stock, $1 par value - authorized, 2,000 shares;
    issued and outstanding, 781 and 760 shares                                                   781                760
  Common stock warrants (Note 7)                                                              60,000
  Subscription note receivable                                                                (8,471)
  Additional paid-in capital                                                                 827,541            759,240
  Accumulated deficit                                                                     (1,460,444)        (2,111,316)
                                                                                         -----------        -----------
           Total stockholders' deficit                                                      (580,593)        (1,351,316)
                                                                                         -----------        -----------
TOTAL                                                                                    $ 7,682,032        $ 4,896,898
                                                                                         ===========        ===========

See notes to financial statements.

BEKINS DISTRIBUTION SERVICES CO., INC.
(An S Corporation)

STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                            1997                1996
                                                                                        ------------       ------------
REVENUES - Net                                                                          $ 19,915,987       $ 17,783,222

DIRECT COSTS                                                                              15,408,083         13,419,408
                                                                                        ------------       ------------
          Gross profit                                                                     4,507,904          4,363,814

SELLING AND ADMINISTRATIVE EXPENSES                                                        2,983,884          2,934,811
                                                                                        ------------       ------------
INCOME FROM OPERATIONS BEFORE DEPRECIATION
  AND AMORTIZATION                                                                         1,524,020          1,429,003

DEPRECIATION EXPENSE (Note 3)                                                                211,780            115,853

AMORTIZATION OF INTANGIBLE ASSETS (Note 4)                                                   105,183            133,358
                                                                                        ------------       ------------

INCOME FROM OPERATIONS                                                                     1,207,057          1,179,792

INTEREST EXPENSE                                                                             557,185            352,505

OTHER NON-OPERATING EXPENSES                                                                  (1,000)            (9,045)
                                                                                        ------------       ------------

NET INCOME                                                                                 $ 650,872          $ 818,242
                                                                                        ============       ============

See notes to financial statements.

BEKINS DISTRIBUTION SERVICES CO., INC.
(AN S CORPORATION)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
YEAR ENDED SEPTEMBER 30, 1997 AND 1996
-------------------------------------------------------------------------------

                                          Common Stock
                                         ---------------
                                            Number of           Common    Subscription   Additional                      Total
                                           Outstanding           Stock       Note         Paid-in    Accumulated     Stockholders'
                                         Shares   Amount      Warrants     Receivable      Capital      Deficit         Deficit

BALANCE, SEPTEMBER 30, 1995               760       $ 760   $ 1,158,841   $    -          $ 759,240  $ (3,132,399)  $ (1,213,558)
  Net income                                                                                              818,242        818,242
  Accretion of common stock warrants to                        (202,841)                                  202,841
    redemption value
  Redemption of common stock warrants
    (Note 5)                                                   (956,000)                                                (956,000)
                                          ---       -----   -----------   -----------     ---------  ------------   ------------

BALANCE, SEPTEMBER 30, 1996               760          760          -          -            759,240    (2,111,316)    (1,351,316)
  Net income                                                                                              650,872        650,872
  Common stock issued                      21           21                  (8,471)          68,301                       59,851
  Issuance of common stock warrants
    (Notes 5 and 7)                                              60,000                                                   60,000
                                          ---       -----   -----------   -----------     ---------  ------------   ------------

BALANCE, SEPTEMBER 30, 1997               781        $ 781     $ 60,000   $ (8,471)       $ 827,541  $ (1,460,444)    $ (580,593)
                                          ===       =====   ===========   =====           =========  ============   ============

See notes to financial statements.

BEKINS DISTRIBUTION SERVICES CO., INC.
(An S Corporation)

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                                      1997                   1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                     $   650,872            $   818,242
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                  316,959                249,211
      Amortization of deferred financing costs and debt discount                                      32,962                  7,862
      Gain on sale of assets                                                                          (1,000)
      Net changes in assets and liabilities:
        Trade receivables - net                                                                      351,150             (1,037,843)
        Prepaid expenses and other current assets                                                      8,099                 29,117
        Deferred financing costs                                                                     (76,559)               (78,625)
        Other assets                                                                                  42,181                (63,691)
        Accounts payable                                                                              64,627                403,815
        Accrued liabilities                                                                         (125,881)               272,135
        Deferred revenue                                                                                (201)                64,489
                                                                                                 -----------            -----------

           Net cash provided by operating activities                                               1,263,209                664,712
                                                                                                 -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                             (2,668,384)              (134,793)
  Cash proceeds from sale of property and equipment                                                    1,000
                                                                                                 -----------            -----------

           Net cash used in investing activities                                                  (2,667,384)              (134,793)
                                                                                                 -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments under bullet loan                                                                          --                 (500,000)
  Additional borrowing under senior term note                                                                             3,600,000
  Repayments under senior term note                                                                 (484,000)            (1,425,000)
  Additional borrowing under subordinated debt                                                       690,000
  Repayment of subordinated note (Note 5)                                                                                (1,000,000)
  Repayments under capital lease                                                                     (69,661)               (26,853)
  Borrowing under building loan                                                                    1,850,000
  Repayments under building loan                                                                     (62,000)
  Net proceeds received from sale of stock                                                            59,851
  Proceeds from sale of warrants                                                                      60,000
  Net purchase of warrants                                                                                                 (956,000)
                                                                                                 -----------            -----------

          Net cash provided by (used in) financing activities                                      2,044,190               (307,853)
                                                                                                 -----------            -----------

                                                                     (Continued)
                                      -5-

BEKINS DISTRIBUTION SERVICES CO., INC.
(An S Corporation)

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                                                             1997             1996

NET INCREASE IN CASH                                                                                       $640,015         $222,066

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                                222,498              432
                                                                                                           --------         --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                                     $862,513         $222,498
                                                                                                           ========         ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION The Company had 250 and 285 stock warrants outstanding as of September 30, 1997 and 1996, respectively, which experienced a decrease in redemption price of $7,000 and $202,841, respectively (Note 7)

SUPPLEMENTAL DISCLOSURE OF CASH PAID DURING THE
  YEAR FOR INTEREST                                                                                        $506,602         $333,436
                                                                                                           ========         ========

See notes to financial statements.                                   (Concluded)

BEKINS DISTRIBUTION SERVICES CO., INC.
(AN S CORPORATION)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996
--------------------------------------------------------------------------------


1.      NATURE OF BUSINESS

        Bekins   Distribution   Services  Co.,  Inc.  (the  "Company")  provides
        comprehensive service packages for opening facilities, closing or relocating existing facilities, renovating properties, or handling specialized distribution needs.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash and Cash Equivalents - The Company considers all highly liquid interest-bearing securities with a maturity of three months or less at date of purchase to be cash equivalents.

        Deferred Financing Costs - Costs associated with debt borrowings are amortized over the terms of the related debt.

        Revenue Recognition - Revenues on fixed-price installation contracts are recorded throughout the lives of the contracts as the service is provided.

        Revenues on multi-location warehousing and commercial distribution contracts are recorded based on costs incurred plus a portion of profit expected to be realized on the contract.

        Trade receivables at year-end include both billed receivables and accruals for revenue recognized but not yet billed. Deferred revenue represents payments received in advance of incurred costs.

        Property and Equipment - Property and equipment are stated at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the respective assets which range from 3 to 39 years. Assets under capital lease were originally recorded at the fair market value of the asset at the time of the lease inception. These assets are amortized over the life of the lease or the estimated useful life depending on the terms of the lease.

        Intangible Assets - Intangible assets are being amortized on accelerated and straight-line methods over their estimated useful lives.

        Income Taxes - For federal income tax purposes, the Company and its stockholders have elected S corporation status. An S corporation does not pay federal tax on its income since it is reported on the personal income tax return of its stockholders. Accordingly, there are no federal income taxes in the accompanying financial statements. For state income tax purposes, the Company files as either an S or a C corporation.

        Significant Customers - During 1997 and 1996 one customer represented 24% and 28%, respectively, of the Company's sales and 16% of the Company's accounts receivable as of September 30, 1997.

        Use of Management Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

        Fair Value of Financial Instruments - To meet the reporting requirements of the Financial Accounting Standards Board ("FASB") Statement No. 107, Disclosures About Fair Values of Financial Instruments, the Company calculates the fair value of financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the book value of those financial instruments. When the fair value is equal to the book value, no additional disclosure is made. The Company uses quoted market prices whenever available to calculate these fair values. When quoted market prices are not available, the Company uses valuation methodologies which take into account the present value of estimated future cash flows to determine fair value.

3.      PROPERTY AND EQUIPMENT

        Property and equipment is summarized as follows (as of September 30):


                                                            1997          1996

        Building                                         $2,309,274   $     --
        Computer hardware                                   320,547      166,693
        Equipment under capital lease                       314,061      143,938
        Computer software                                   177,349      113,931
        Furniture and office equipment                      147,178      108,578
        Warehouse equipment                                  79,254
                                                         ----------   ----------

                                                          3,347,663      533,140

        Less accumulated depreciation and amortization      516,501      304,721
                                                         ----------   ----------

                  Property and equipment - net           $2,831,162   $  228,419
                                                         ==========   ==========


4.      INTANGIBLE ASSETS

        Intangible assets, net of accumulated amortization, consists of the following (as of September 30):

                                                                      Estimated
                                     1997                1996           Life

        Customer list             $ 217,213           $ 316,723          14
        Goodwill and tradename      184,851             190,524          40
                                    -------             -------

          Net intangible assets   $ 402,064           $ 507,247
                                  =========           =========

        The estimated useful lives are the estimated useful lives at the time the Company was formed in April 1990. Amortization for certain of these assets has been accelerated due to changes in their current economic lives.

5.      BORROWINGS

        On March 29, 1996, the Company entered into a loan agreement which includes a term loan and a revolving line of credit. The proceeds from the loan agreement were used to redeem $1,000,000 of subordinated debt, to repurchase from a related party 285 outstanding stock warrants at a cost of $956,000, and to refinance the Company's indebtedness to bank under the prior revolving note, prior term loan and bullet note.

        The revolving line of credit allows for borrowings up to an amount equal to (i) the lesser of $1,500,000 or 85% of eligible accounts receivable, minus (ii) the bank's letter of credit exposure with the Company. The Company had $1,250,000 potential availability under this agreement for additional borrowings at September 30, 1997 which is net of a $250,000 letter of credit outstanding. Interest on the line of credit is the bank's prime rate plus 1% (9.5% at September 30, 1997) and is payable monthly until maturity of the agreement on April 1, 2001. The Company pays a 0.5% commitment fee on the unused portion of the revolving credit facility.

        The term loan is payable in quarterly installments of $117,000 with the final balance due on April 1, 2001. Interest on the senior term note is the bank's prime rate plus 1% (9.5% at September 30, 1997).

        During December 1996, the Company borrowed $1,850,000 for the purchase of a building in Orlando, Florida pursuant to the terms of the term and revolving loans. The note is payable in 16 quarterly installments of $31,000 and a balloon payment of $1,354,000 on April 1, 2001. Interest accrues at prime rate plus 1% (9.5% at September 30, 1997) and is payable monthly.

        The revolving credit facility, the senior term note and the building note contain restrictive covenants that require, among other things, the Company to maintain minimum ratio of operating cash flow to fixed charges, a maximum ratio of total funded debt to operating cash flow, and minimum operating cash flows. The Company was in compliance with all such covenants. The above loans are collateralized by substantially all of the assets of the Company as well as outstanding shares of common stock.

        On March 6, 1997, the Company entered into a $750,000 subordinated loan agreement. The proceeds from the loan were used to purchase property and equipment. The note is payable in two installments:

               March 31, 2003                                 $350,000

               March 31, 2004                                 $400,000

        Interest accrues at a rate of 11% per annum, payable in quarterly installments. Concurrent with entering into the subordinated loan agreement the Company issued 250 common stock warrants (see Note 7).

        As of September 30, long-term debt consists of the following:


                                                            1997         1996

        Building note                                    $1,788,000   $     --
        Senior term note                                  2,991,000    3,475,000
        Subordinated note - net of discount of $54,611      695,389
                                                         ----------   ----------

                                                          5,474,389    3,475,000

        Less current portion                                592,000      500,000
                                                         ----------   ----------

        Long-term portion                                $4,882,389   $2,975,000
                                                         ==========   ==========


        The following represents the schedule of the aggregate annual principal payments on long-term debt for the year ended September 30:


        1998                                                         $   592,000
        1999                                                             592,000
        2000                                                             592,000
        2001                                                           3,003,000
        Thereafter                                                       750,000
                                                                     -----------

            Total                                                      5,529,000

        Less discount on subordinated note                                54,611
                                                                     -----------

            Total                                                    $ 5,474,389
                                                                     ===========

6.      LEASES

        The Company leases various office furniture and equipment under capital leases bearing interest at fixed rates of 6.75% to 13.25%. The amortization of assets under capital lease for the years ended September 30, 1997 and 1996 was $46,315 and $34,782, respectively.

        Future minimum lease payments under capital leases are as follows:

        For the years ended September 30:
        1998                                                    $ 80,310
        1999                                                      38,420
        2000                                                      11,342
        2001                                                       7,577
        2002                                                       1,263
                                                                --------

        Total payments                                           138,912
        Less portion representing interest                        12,000
                                                                --------

        Lease obligation                                         126,912
        Less current maturities                                   72,982
                                                                --------

        Long-term capital lease obligation                      $ 53,930
                                                                ========

        The Company also has noncancelable operating leases for its corporate office and office equipment which expire through 1999. The lease requires annual payments of $98,767 through its expiration; however, a rent abatement of $42,042 was granted for the first year. The rent abatement will be amortized over the life of the lease. In November 1996 the Company entered into an operating lease for a warehouse in Las Vegas, Nevada which expires in October 1999. Additionally, as a part of the purchase of the building in Orlando, Florida during December 1996 the Company assumed a ground lease which expires in the year 2085 with a minimum payment of $6,489 per year indexed for inflation. Total rental expenses for the Company for the years ended September 30, 1997 and 1996, amounted to $417,144 and $242,029, respectively.

        Minimum payments under the noncancelable operating leases were as follows for the fiscal years ending September 30:


        YEAR

        1998                                                  $  242,934
        1999                                                     229,768
        2000                                                      45,716
        2001                                                       8,979
        2002 and thereafter                                      551,565
                                                              ----------

        Total                                                 $1,078,962
                                                              ==========


        The Company is currently using 50% of its new Orlando, Florida building and leasing the remaining 50% of this space to third party tenants. Minimum receipts under noncancelable operating leases were as follows for the fiscal years ending September 30:




       YEAR

       1998                                                     $145,387
       1999                                                      121,872
       2000                                                       37,812
                                                                --------

        Total                                                   $305,071
                                                                ========

        Total rental income for the Company for the year ended September 30, 1997 amounted to $161,804.

7.      COMMON STOCK WARRANTS

        Concurrent with the issuance of the $750,000 subordinated loan (see Note
        5), the Company issued 250 warrants which entitle the holders to purchase from the Company 250 shares of the Company's common stock at an exercise price of $3,500 per share. These warrants may be exercised between March 6, 2001 and March 6, 2007 at which time they would expire. The Company has the obligation to repurchase the warrants, at the holder's request, on or after March 31, 2002, at an amount determined by a formula in the purchase agreement. The Company has the right, at its discretion, on or after March 31, 2004, to repurchase all of the warrants at an amount determined by a formula in the purchase agreement. Additionally, upon a change of control of the Company the warrants would become exercisable.

8.      STOCK OPTIONS

        At the beginning of fiscal year 1997, the Company had 12 stock options outstanding. Each option entitles the holder to purchase one share of common stock for $1,000. The options expire April 5, 2000 and are currently exercisable.

        During fiscal year 1997, and also concurrent with the issuance of the $750,000 subordinated note (see Notes 5 and 7), the Company granted 200 options to certain members of management at an exercise price of $3,500. The options are not currently exercisable but become exercisable on December 31, 1999 upon the attainment of the performance objectives as described in the option agreement. They expire on the first of the following to occur:

        (1) December 31, 1999, if the Company has not attained the Performance Objectives as described in the option agreements.

        (2) March 6, 2007.

        A summary of the Company's options for the years ended September 30, 1996 and 1997 follows:


        Number of options outstanding at September 30, 1996                  12
        Number of options granted during the year ended
           September 30, 1997                                               200
                                                                            ---

        Total number of options outstanding at September 30, 1997           212
                                                                            ===

        Total number of options exercisable at September 30, 1997            12
                                                                            ===


        Additionally, upon a change of control in the Company all options would become exercisable.

9.      401(K) PLAN

        The Company has a 401(k) salary reduction plan that covers substantially all full-time employees. Based on annual Board of Directors' approval, the Company will make discretionary matching and profit-sharing contributions to the plan. Company contributions were approximately $57,732 and $50,827 for the years ended September 30, 1997 and 1996, respectively.

                                   * * * * * *

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                             Pro Forma Balance Sheet
                                 (in thousands)

                                          September 30,           January 9,
                                              1997                   1998
                                       -----------------     -----------------

                                               HWS                  Bekins              Adjustments             Combined
                                       -----------------     -----------------      -----------------      -----------------

Current Assets:
    Cash                                          30,395                      0                                       30,395
    Accounts receivable, net                      10,955                  3,262                                       14,217
    Costs in excess of billings                    3,192                     --                                        3,192
    Prepaids and other                             5,092                    121                                        5,213
                                       -----------------     ------------------     ------------------     -----------------

                                                  49,634                  3,383                                       53,017
    Property and equipment, net                    2,480                  2,789                                        5,629
    Goodwill                                      18,567                    474                  6,830                25,871
    Other assets                                   1,035                     12                                        1,047
                                       -----------------     ------------------     ------------------     -----------------


      Total Assets                                71,716                  6,658                  6,830                85,204

Current Liabilities:
    Loan payable - bank                               --                     --                                           --
    Current portion of long-term                     141                    810                                          951
      debt
    Accounts payable                               3,389                  1,723                                        5,112
    Accrued liabilities                            2,853                    835                                        3,688
    Billing in excess of costs                       104                     --                                          104
    Income taxes payable                             813                     --                    179                   992
    Customer deposits                             11,042                     --                                       11,042
                                       -----------------     ------------------     ------------------     -----------------

                                                  18,342                  3,368                    179                21,889

Long-term debt                                       142                  4,075                     53                 4,270

Equity:
    Preferred stock                                5,000                     --                                        5,000
    Common stock                                     123                      1                                          124
    Paid-in-capital                               46,550                    888                  6,956                54,394
    Treasury stock                                    --                     --                                           --
    Retained earnings                               1552                (1,674)                   (358)                (480)
    Foreign currency adjustment                        7                     --                                            7
                                       -----------------     ------------------     ------------------     -----------------

                                                  53,232                  (785)                  6,598                59,045

    Total liabilities and equity                  71,716                  6,658                  6,830                85,204

                                      -1-

                      Hospitality Worldwide Services, Inc.
                           Pro-Forma Income Statement
                                 (in thousands)

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  HWS      Bekins    Adjustments     Combined
                                  ---      ------    -----------     --------

Revenues                         54,240    15,028                      69,268

Cost of revenues                 41,570    11,620                      53,190

Gross profit                     12,670     3,408                      16,078

Selling, general and
  administrative                  9,608     2,436        179           12,223

Income from operations            3,062       972       (179)           3,855

Interest income                     289         4                         293

Interest expense                   (420)     (464)                       (884)

Income before income taxes        2,931       512       (179)           3,264

Provision for taxes               1,390         -        179            1,569

Income from continuing
  operations                      1,541       512       (358)           1,695

Earnings per share                  .17                                   .18

Weighted average shares
  outstanding                 9,166,000              514,117        9,680,117

                      HOSPITALITY WORLDWIDE SERVICES, INC.
                           Pro Forma Income Statement
                                 (in thousands)

                                                                    YEAR ENDED DECEMBER 31, 1996
                                               HWS                  Bekins              Adjustments             Combined
                                       -----------------     -----------------      -----------------      -----------------

Revenues                                          24,367                 19,439                                       43,806
Cost of revenues                                  18,290                 14,871                                       33,161
Gross profit                                       6,077                  4,568                                       10,645
Selling, general and                               3,219                  3,348                    122                 6,689
  administrative expenses
Income from operations                             2,858                  1,220                   (122)                3,956
Interest income                                        1                      2                                            3
Interest expense                                    (26)                  (363)                                         (389)
Income before income taxes                         2,833                    859                   (122)                3,570
Provision for taxes                                  926                      2                    300                 1,228
Income from continuing                             1,907                    857                   (422)                2,342
  operations
Earnings per share                                   .27                                                                 .30
Weighted average shares                        7,192,361                     --              5,114,117             7,706,478
  outstanding

                                      -3-